EXHIBIT 99.1

Certification

Pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Brown & Brown, Inc. (the "Company") hereby certifies, in the undersigned's capacity as an officer of the Company and to such officer's actual knowledge, that:

(1)           the Annual Report of the Brown & Brown, Inc. Employees’ Savings Plan and Trust (the “Plan”) on Form 11-K for the year ended December 31, 2007 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(2)           the information contained in the Report fairly presents, in all material respects, the net assets available for benefits and changes in net assets available for benefits of the Plan.

IN WITNESS WHEREOF, the undersigned officer has executed this Certification on June 30, 2008.

/s/ J. Hyatt Brown
J. Hyatt Brown
Chief Executive Officer

This written statement is being furnished to the Securities and Exchange Commission as an exhibit to the Report.  A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.